PragerMetis

November 25, 2019

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: AiXin Life International, Inc.

Prager Metis CPAs, LLC

8250 W. CHARLESTON BOULEVARD
SUITE 100
LAS VEGAS, NV 89117

TEL 702.522.1645
FAX 888.782.2351

www.pragermetis.com

We have read the statements of AiXin Life International, Inc., included under Item 4.01(a) of Form 8-K filed with the SEC on November 19, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

Prager Metis CPAs, LLC

Prager Metis CPAs, LLC